EXHIBIT 31.1

EXECUTIVE OFFICER CERTIFICATION

I, Harold M. Karp, certify that:

1.	I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of Wolverine Tube, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 30, 2009	/s/ Harold M. Karp
Harold M. Karp
Principal Executive Officer
President and Chief Operating Officer